Probe Profit Sharing

Policy/Procedure

Name: Profit Sharing Plan

Manual Section: Fringe Benefits

Effective Date: 1/1/2006

New: [X] Revised: [_]

1. Background or Issue

The annual profit sharing program was established to compensate employees for their contributions to the organization’s success. Profit sharing is based on the company’s annual profitability.

2. Determination of Profit Sharing Pool

At the end of each quarter, the profit sharing pool is calculated, accrued and funds are set aside based on the Company's (Quarterly Net Profit before Tax) times 10%.  The Profit sharing pool will be paid out in 2 payments; 1) 40% of the accrued pool is paid on December 15th of the current year, 2) The Balance will be paid on March 31 of the following year, after the final year end audit adjustments are completed.

Voluntary deductions are normally not taken from sharing checks. However, mandatory deductions, such as child support and garnishments are deducted. When applicable; if an employee wishes, he/she may request that a percentage of their profit sharing be deducted for contribution to his/her 401(k) account. In order to make this deduction request, the employee must complete a request form each year.

3. Profit Sharing Payment

Profit sharing is calculated for all active employees and employees who are on approved leave as of the date of each payment for that payment. The Profit Sharing pool will be paid evenly to all eligible employees on a prorate basis, based on the number of regular hours worked during the year after their probationary period. However, profit sharing is not paid to employees who have been terminated for cause or who have voluntarily left the Company prior to the payment date of the bonus. Those employees who are on approved leave will receive their checks in the mail.

Profit Sharing checks are always live. Federal withholding is always calculated at the flat IRS bonus rate of 27%.

4. Eligibility for Temporary Employees

Temporary employee’s are not eligible for participating in the profit sharing plan.